REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT is made and entered into as of May 28, 1999 by and between Wellsford Real Properties, Inc., a Maryland corporation (together with its successors and permitted assigns, the "Company"), and W/W Group Holdings, L.L.C., a Delaware limited liability company (the "Initial Holder").

                                 R E C I T A L S
                                 ---------------

     WHEREAS, the Company and United States Trust Company of New York are parties to that certain Warrant Agreement dated as of August 28, 1997, as amended by Amendment No. 1 to Warrant Agreement dated as of July 16, 1998, and as further amended by Amendment No. 2 to Warrant Agreement dated as of May 28, 1999 (as so amended, the "Warrant Agreement"), pursuant to which the Company has issued to five million (5,000,000) warrants to purchase shares of the Company's common stock currently held by the Initial Holder;

     WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement dated as of May 28, 1999 (the "New Warrant Agreement"), pursuant to which the Company has issued to the Initial Holder one hundred fifty thousand (150,000) warrants to purchase shares of the Company's common stock;

     WHEREAS, the Company and the Initial Holder desire that the registration rights and procedures set forth in this Agreement supercede those granted under the Warrant Agreement and to set forth their respective rights and obligations regarding the registration of the Company's shares that are issuable in respect of warrants exercised by the Initial Holder pursuant to the New Warrant Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
                                    ARTICLE 1

                                   DEFINITIONS

     Section 1.1. Definitions. For purposes of this Agreement, the following terms shall have the following respective meanings:

     "Affiliate" of any Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct

                              Exhibit 4.43 Page 1
the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" shall mean this Registration Rights Agreement, as it may be amended or modified from time to time.

     "Articles of Incorporation" shall mean the Company's Articles of Amendment and Restatement, as amended from time to time.

     "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banks in New York are authorized or required to close.

     "Closing Price" shall mean the last reported sale price regular way on the day in question or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of the Common Stock, in each case on the American Stock Exchange ("AMEX"), or, if the Common Stock is not listed or admitted to trading on the AMEX, on the principal national securities exchange or quotation system on which the Common Stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or, if not so available in such manner, as furnished by any AMEX member firm selected from time to time by the board of directors of the Company for the purpose. In the case of a closing price of Common Stock on the AMEX, such price shall mean the closing price reported in the AMEX composite transactions reporting system (as reported in the New York City edition of The Wall Street Journal or, if not so reported, another authoritative source).

     "Common Stock" shall mean the common stock, par value $.01 per share, of the Company and any other stock of the Company into which such common stock may be converted or reclassified (other than stock of the Company into which unissued Common Stock has been reclassified) or that may be issued in respect of, in exchange for, or in substitution of, such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations, recapitalizations or other like events.

     "Company" shall have the meaning set forth in the first paragraph of this Agreement.

     "Company Shares" shall have the meaning set forth in Section 2.1(g).

     "Demand Registration" shall mean a registration of Eligible Securities pursuant to Section 2.1 hereof.

     "Eligible Common Stock" shall mean all shares of Underlying Common Stock that are Eligible Securities.

                              Exhibit 4.43 Page 2

     "Eligible Securities" shall mean (x) all shares of Underlying Common Stock and unless otherwise provided herein, any related Warrants and (y) any other securities of the Company or any other entity issued or issuable with respect to the Underlying Common Stock or Warrants by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided, however, that particular shares of Underlying Common Stock or particular Warrants shall cease to be Eligible Securities when (i) such shares or Warrants, as the case may be, shall have been disposed of in accordance with an effective registration statement covering the sale of such shares or Warrants; (ii) such shares or Warrants, as the case may be, have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act; or (iii) in the case of a Warrant only, such Warrant has been transferred by the Initial Holder to another Person (other than an Affiliate of the Initial Holder).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Favorable Term" shall have the meaning set forth in Section 2.5.

     "Holder" shall mean the holder of any Eligible Security.

     "Initial Holder" shall have the meaning set forth in the first paragraph of this Agreement.

     "New Warrant Agreement" shall have the meaning set forth in the third paragraph of this Agreement.

     "New Warrants" shall mean the warrants issued by the Company pursuant to the New Warrant Agreement, and any additional warrants issued in accordance with the New Warrant Agreement.

     "Old Warrants" shall mean the warrants issued by the Company pursuant to the Warrant Agreement, and any additional warrants issued in accordance with the Warrant Agreement.

     "Original Term" shall have the meaning set forth in Section 2.5.

     "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Piggyback  Registration"  shall  have the  meaning  set  forth in  Section
2.2(a).

     "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any of the Eligible Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

     "Registration Demand" shall have the meaning set forth in Section 2.1(a).

                              Exhibit 4.43 Page 3

     "Registration Rights" shall mean the rights of Holders set forth in Sections 2.1 and 2.2 to have Eligible Securities registered under the Securities Act for sale under one or more effective Registration Statements.

     "Registration Statement" shall mean any registration statement filed by the Company under the Securities Act that covers any of the Eligible Securities, including the Prospectus, any amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

     "Representative" shall have the meaning set forth in Section 3.6(a), and "Representative(s)" shall mean one or more Representatives.

     "Saracen   Members"   shall   have   the   meaning   set   forth   in   the
Wellsford/Whitehall Group LLC Agreement.

     "Saracen Registration Rights Agreement" shall mean that certain Registration Rights Agreement dated as of July 16, 1998, by and among Wellsford Commercial Properties Trust, a Maryland real estate investment trust, and the Saracen Members, as amended by that certain Amendment No. 1 to the Registration Rights Agreement dated as of May ___, 1999, and as such agreement may be further amended or modified from time to time.

     "SEC" shall mean the Securities and Exchange Commission.

     "SEC Reports" shall mean the annual and quarterly reports and the information, documents, and other reports that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "selling holder" shall have the meaning set forth in Section 3.1.

     "Shelf Registration" shall have the meaning set forth in Section 2.1(c).

     "Shelf Registration Statement" shall have the meaning set forth in Section 2.1(c).

     "Takedown" shall have the meaning set forth in Section 2.1(c)(ii).

     "Underlying Common Stock" shall mean all shares of Common Stock either issuable upon the exercise of the Warrants or previously issued upon the prior exercise of the Warrants.

     "underwriter" shall have the meaning set forth in Section 3.1.

     "underwriting  or agency  agreement"  shall have the  meaning  set forth in
Section 3.1.

     "Warrant Agreement" shall have the meaning set forth in the second paragraph of this Agreement.

                              Exhibit 4.43 Page 4

     "Warrants" shall mean any Old Warrants and any New Warrants and the term "Warrant" shall mean any Old Warrant or any New Warrant.

     "WCPT" shall have the meaning set forth in the Recitals to this Agreement.

     Certain terms used principally in Articles 2 and 3 are defined in those Sections.

                                    ARTICLE 2

                               REGISTRATION RIGHTS

     Section 2.1. Demand Registration.
                  -------------------

     (a) At any time, each Holder shall have the right to request (each such request, a "Registration Demand") that the Company file a registration statement under the Securities Act in respect of all or any portion of such Holder's Eligible Securities; provided that if any Holder shall request that a portion, but not all, of its Eligible Securities be registered in accordance with this
Section 2.1 (including a requested Takedown pursuant to subsection (c)(ii) below), such portion shall include not less than two hundred and fifty thousand (250,000) shares of Eligible Common Stock (or such lesser number of such shares having a market valuation of at least $5,000,000 as of the date the Registration Demand is made, based on the Closing Price on such date). A Registration Demand shall specify the number of shares of Eligible Common Stock (and, in the case of a Registration Demand by the Initial Holder, the number of Warrants) that each such Holder proposes to sell in the offering. If no Shelf Registration Statement shall be effective as of the date of the Registration Demand, the demanding Holders may elect to register such Eligible Securities in accordance with either
Section 2.1(c)(i) or Section 2.1(d). If a Shelf Registration Statement shall be effective as of the date of the Registration Demand, then all demanding Holders shall be deemed to have elected to register their Eligible Securities pursuant to Section 2.1(c)(ii). The Holders may make in the aggregate two (2) Registration Demands pursuant to Sections 2.1(c)(i) and 2.1(d) and four (4)
Registration Demands per year pursuant to an existing Shelf Registration Statement pursuant to Section 2.1(c)(ii) for which the Company will pay and bear all costs and expenses in accordance with Section 3.3 and thereafter the Holders may make an unlimited number of Registration Demands for which such requesting Holders shall pay and bear all costs and expenses.

     (b) Upon receipt of a Registration Demand (other than a Takedown), the Company shall give written notice thereof to all of the other Holders at least thirty (30) days prior to the initial filing of a Registration Statement relating to such Registration Demand. Each of the other Holders shall have the right, within twenty (20) days after the delivery of such notice, to request that the Company include all or a portion of such Holder's Eligible Securities in such Registration Statement. Upon receipt of a Registration Demand that is a Takedown, a representative of the selling holders shall give written notice thereof to all of the other Holders at least three (3) Business Days prior to the initial filing of a prospectus relating to such Registration Demand. Each of the other Holders shall have the right, within one (1) Business Day after the delivery of such notice, to request that the Company include all or a portion of such Holder's Eligible Securities in such Registration Statement.

                              Exhibit 4.43 Page 5

     (c) (i) As promptly as practicable and in no event later than sixty (60) days after the Company receives a Registration Demand electing to register Eligible Securities pursuant to this paragraph (c), the Company shall file under the Securities Act a "shelf" registration statement (the "Shelf Registration Statement") providing for the registration and the sale on a continuous or delayed basis of all the Eligible Securities, pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the SEC (the "Shelf Registration"). The Company agrees to use its reasonable best efforts to cause such Shelf Registration Statement to become or be declared effective as soon as practicable but no later than 75 calendar days after the filing (the "75 Day Effective Date") and to keep such Shelf Registration continuously effective for a period ending on the occurrence of the earlier of: (x) the third anniversary of such Registration Demand and (y) notification by all of the requesting Holders that such Holders have sold all of the Eligible Securities owned by them. The Company further agrees to supplement or make amendments to the Shelf Registration Statement and the prospectus included therein (x) as may be necessary to effect and maintain the effectiveness of such Shelf Registration Statement for the period set forth in the previous sentence and (y) as may be required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration or by the Securities Act or rules and regulations thereunder for shelf registration. The Company agrees to furnish to the Holders of the securities registered thereby copies of any such supplement or amendment (but excluding any periodic reports required to be filed with the SEC under the Exchange Act of 1934) so that the Initial Holder, or if the Initial Holder is no longer a Holder, the Holders, through the Representative(s), have a reasonable opportunity to comment thereon prior to its being used and/or filed with the SEC.

     (ii) As promptly as practicable after the Company receives a Registration Demand from a Holder or Holders pursuant to which a Holder is deemed to have elected to register Eligible Securities pursuant to an existing Shelf
Registration Statement (a "Takedown"), the Company shall, subject to the Takedown Blackout Period described below, file a Prospectus with the SEC and otherwise comply with the Securities Act and all rules, regulations and instructions thereunder applicable to such Takedown. In the event that no Prospectus or other filing is required nor any other action necessitating the Company's participation is required to effect a sale of Eligible Securities pursuant to an effective Shelf Registration Statement filed pursuant to Section 2.1(c)(i), each selling Holder agrees to provide the Company with at least three
(3) Business Days' notice of the proposed sale (which may or may not include the amount of Eligible Securities to be registered) pursuant to the effective Shelf Registration Statement; provided, however, that the Company shall, subject to
Section 2.3(g), have the right to postpone any such sale whether before or after the filing of the applicable Prospectus or Shelf Registration Statement for a reasonable period of time not to exceed ninety (90) days (a "Takedown Blackout Period") if: (i) the Company determines in its good faith judgment that it would, in connection with such sale, be required to disclose in such Registration Statement (or any prospectus supplement to be used in connection therewith) information not otherwise then required by law to be publicly disclosed and (ii) either (x) in the good faith judgment of the Board of Directors of the Company, such disclosure would adversely affect any material corporate development or business transaction contemplated by the Company or (y) the Company has a bona fide purpose for preserving as confidential such information; provided further that the Takedown Blackout Period shall earlier terminate upon the completion or abandonment of the relevant corporate development or business transaction or upon public disclosure by the Company or public

                              Exhibit 4.43 Page 6
disclosure by the Company or public admission by the Company of such information specified in (i) above.

     (d) As promptly as practicable and in no event later than sixty (60) days after the Company receives a Registration Demand electing to register Eligible Securities pursuant to this Section 2.1(d), the Company shall file with the SEC a Registration Statement, on any form that shall be available and appropriate for the sale of the Eligible Securities in accordance with the intended method of distribution thereof. The Company shall include in such Registration Statement all of the Eligible Securities of such requesting Holders that such Holders have requested to be included therein pursuant to Sections 2.1(a) and 2.1(b); provided, however, that, if the requested registration involves an underwritten offering, the Eligible Securities to be registered may be reduced if the managing underwriter delivers a notice (a "Cutback Notice") pursuant to
Section 2.1(g). The Company shall use its reasonable best efforts to cause each such Registration Statement to be declared effective (and to obtain acceleration of such effectiveness) as soon as practicable but no later than 75 days after filing such Registration Statement and to keep such Registration Statement continuously effective and usable for resale of such Eligible Securities, for a period of one hundred eighty (180) days from the date on which the SEC declares such Registration Statement effective or such shorter period as is necessary to complete the distribution of the securities registered thereunder.

     (e) The Initial Holder or, if the Initial Holder is not a selling holder, the Representative(s) shall determine the method of distribution of Eligible Securities pursuant to a Registration Demand.

     (f) If a Registration Demand involves an underwritten offering, the investment banker or investment bankers and manager or managers that will administer such offering will be selected by the Initial Holder or, if the Initial Holder is not a selling holder, the Representative(s); provided that the Persons so selected shall be reasonably satisfactory to the Company.

     (g) In the event that the proposed offering is an underwritten offering and includes securities to be offered for the account of the Company (the "Company Shares"), the provisions of this Section 2.1(g) shall be applicable if the managing underwriter delivers a Cutback Notice stating that, in its opinion, the aggregate number of shares of Eligible Common Stock, plus the Company Shares proposed to be sold therein, exceeds the maximum number of shares specified by the managing underwriter in such Cutback Notice that may be distributed without adversely affecting the price, timing or distribution of the Common Stock being distributed. If the managing underwriter delivers such Cutback Notice, the number of shares of Eligible Common Stock requested to be registered and Company Shares shall be reduced in the following order until the number of shares to be offered has been reduced to the maximum number of shares specified by the managing underwriter in the Cutback Notice: first, the Company Shares and second, the Eligible Common Stock in proportion to the respective number of shares of Eligible Common Stock that each Holder has requested to be registered.

     (h) The Company will pay all Registration Expenses (as set forth in Section 3.3) in connection with a registration under this Section 2.1.

                              Exhibit 4.43 Page 7

     (i) No Registration Demand (other than a Takedown) may be made until the expiration of six (6) months following the completion of the distribution of the securities registered under any Registration Statement that has been filed and has become effective pursuant to a prior Registration Demand.

     (j) A Registration Demand will not be deemed satisfied (and will not count for purposes of the limitations in Section 2.1(a)) (i) unless a registration statement with respect thereto has become effective and has been kept continuously effective for a period of at least 180 days (or such shorter period which shall terminate when all Eligible Securities covered by such registration statement have been sold), (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to the selling holders participating in such registration and has not thereafter become effective, or (iii) if the conditions to closing specified in the relevant underwriting or agency agreement entered into in connection with such offering are not satisfied or waived, other than by reason of a breach of such agreement by the selling holders participating in such offering or wilful failure on the part of the selling holders participating in such offering.

     Section 2.2. Piggyback Registration Rights.
                  -----------------------------

     (a) If, at any time, the Company proposes to file a Registration Statement with the SEC respecting an offering, whether primary, secondary or combined, of any equity securities of the Company, the Company shall give written notice to all Holders at least thirty (30) days prior to the initial filing of the Registration Statement relating to each such offering. Such notice shall specify, at a minimum, the number and the type of equity securities so proposed to be registered, the proposed date of filing of such registration statement, any proposed means of distribution of such securities, any proposed managing underwriter or underwriters of such securities and a good faith estimate by the Company of the proposed maximum offering price thereof, as such price is proposed to appear on the facing page of such registration statement. Each Holder shall have the right, within twenty (20) days after delivery of such notice, to request in writing that the Company include not less than 50,000 shares of Eligible Common Stock (or such lesser amount as is then owned by such Holder) in such Registration Statement (a "Piggyback Registration").

     (b) In the event that the proposed offering is an underwritten offering covering Company Shares, the provisions of this paragraph (b) shall be applicable if the managing underwriter delivers a Cutback Notice stating that, in its opinion, the aggregate number of shares of Eligible Common Stock and the Company Shares that the Holders have requested to be registered, exceeds the maximum number of shares specified by the managing underwriter in such Cutback Notice that may be distributed without adversely affecting the price, timing or distribution of the Common Stock being distributed. If the managing underwriter delivers such Cutback Notice, the number of shares of Eligible Common Stock and Company Shares requested to be included in such offering shall be reduced in the following order until the number of shares to be offered has been reduced to the maximum number of shares specified by the managing underwriter in the Cutback
Notice: first, the Eligible Common Stock in proportion to the respective number of shares of Eligible Common Stock that each Holder has requested to be registered and second, the Company Shares.

                              Exhibit 4.43 Page 8

     (c) No Piggy-Back Registration effected under this Section 2.2 shall be deemed to have been effected pursuant to Section 2.1 hereof or shall release the Company of its obligations to effect any Demand Registration upon request as provided in Section 2.1.

     (d) The Company will pay all Registration Expenses (as set forth in Section 3.3) in connection with a registration under this Section 2.2.

     (e) The provisions of this Section 2.2 shall not be applicable in connection with a transaction in which a registration statement is filed by the Company on Form S-4 or S-8 or any successor or similar form or a registration statement is filed by the Company that registers securities issued pursuant to a DRIP.

     Section   2.3.   Company's Ability to Postpone Registration Rights.
                      --------------------------------------------------

     (a) The Company shall have the right to postpone the filing of any Registration Statement relating to a Demand Registration for a reasonable period of time not to exceed ninety (90) days (the "Blackout Period") if: (i) the Company determines in its good faith judgment that it would be required to disclose in such Registration Statement information not otherwise then required by law to be publicly disclosed and (ii) either (x) in the good faith judgment of the Board of Directors of the Company, such disclosure would adversely affect any material corporate development or business transaction contemplated by the Company or otherwise would be materially harmful to the Company and its stockholders or (y) the Company has a bona fide purpose for preserving as confidential such information or; provided, however, that the Blackout Period shall earlier terminate upon the completion or abandonment of the relevant corporate development or business transaction or upon public disclosure by the Company or public admission by the Company of such information specified in (i) above.

     (b) If at any time after the Company notifies the Holders of its intention to file a Registration Statement that would trigger Piggyback Registration Rights, the Board of Directors of the Company in good faith shall determine for any reason not to effect such registration or to postpone such registration, the Company shall (i) in the case of a determination not to effect such registration, be relieved of its obligation to register any Eligible Securities of Holders requesting inclusion in such registration, and (ii) in the case of a determination to postpone such registration, be permitted to postpone registering the Eligible Securities of Holders requesting inclusion in such registration.

     (c) After the expiration of any Blackout Period and without further request from any Holder, the Company shall effect the filing of the relevant Demand Registration and shall use its reasonable best efforts to cause any such Demand Registration to be declared effective as promptly as practicable unless the requesting Holder or Holders shall have, prior to the effective date of such Demand Registration withdrawn in writing its initial request, in which case, such withdrawn request shall not constitute a Registration Demand or reduce the number of Registration Demands available under Section 2.1(a).

     (d) Any request by a Holder for a Demand Registration which is subsequently withdrawn prior to such Demand Registration becoming effective shall not constitute a Registration Demand or reduce the number of Registration Demands available under Section 2.1(a); provided,

                              Exhibit 4.43 Page 9
however, that other than with respect to a withdrawal which is made as a result of or after the expiration of any Blackout Period as specified in subsection (c) above, the Holder or Holders, as appropriate, shall reimburse the Company for all expenses relating to the preparation of such withdrawn Demand Registration.

     (e) The Company shall as promptly as practicable notify the Holders of any postponement pursuant to this Section 2.3 or Section 2.1(c)(ii), specifying the reasons therefor.

     (f) If the Company exercises its right to postpone the filing of any Registration Statement pursuant to Section 2.3 or if the Company exercises its right to postpone any Takedown pursuant to Section 2.1(c)(ii) and the Company notifies any Holder of such postponement or if the Company gives the notice described in Section 3.7(a), such Holder agrees to keep confidential the exercise by the Company of its postponement right and any information related thereto which is given to such Holder by the Company.

     (g) Notwithstanding the provisions of this Section 2.3 or Section 2.1(c)(ii), the aggregate number of days (whether or not consecutive) during which the Company may delay the effectiveness of the Registration Statement or prevent offerings, sales or distributions by the Holders pursuant to this
Section 2.3 or Section 2.1(c)(ii) shall in no event exceed 120 days during any 12-month period. In addition, no such delay shall exceed such number of days that the Company determines in good faith to be reasonably necessary.

     Section 2.4. Holder Withdrawal Rights. The Company shall withdraw from registration any Eligible Securities on request of a Holder. The Company shall not be obligated to maintain the effectiveness of any Registration Statement if, after any withdrawal of Eligible Securities by a Holder, the number of Eligible Securities remaining subject to such Registration Statement represents less than 5% of the shares of Eligible Common Stock deemed outstanding, unless the Company is also registering securities on such Registration Statement for its own account.

     Section 2.5. Other Registration Rights. In the event WCPT shall grant to any of the Saracen Members the right to request that WCPT register any common share of beneficial interest, par value $0.01, of WCPT pursuant to the terms and provisions of the Saracen Registration Rights Agreement, and any registration right granted therein (the "Favorable Term") is more advantageous to such Saracen Member than the analogous term contained in this Agreement (the "Original Term"), then any Holder of Eligible Securities entitled to exercise any or all of the Registration Rights may elect, upon exercise thereof, that the Favorable Term be applicable to such exercise in place of the Original Term.

                                    ARTICLE 3

                             REGISTRATION PROCEDURES

     Section 3.1. Covenants of the Company Applicable to All Registration Statements. This Section 3.1 applies to all Registration Statements filed by the Company and referred to in Section 2.1 and 2.2. The securities covered by each such Registration Statement are referred to

                              Exhibit 4.43 Page 10
as the "Registered Securities". Each underwriter (including any qualified independent underwriter), agent, selling broker, dealer manager or similar securities industry professional participating in any offering of the Registered Securities is referred to as an "underwriter" or "agent" and any agreement entered into with an underwriter or agent is referred to as an "underwriting or agency agreement". In connection with each such registration, the Company covenants with each Holder participating in such offering (each, a "selling holder") and each underwriter or agent participating therein as follows:

     (a) The Company will notify the selling holders and the managing underwriter or agent, immediately, and confirm the notice in writing, (i) when the Registration Statement or any pre-effective amendment, post-effective amendment, prospectus or prospectus supplement is filed or when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, (ii) of the receipt of any comments from the SEC, (iii) of any request by the SEC or any state securities authority for additional information or to amend the Registration Statement or amend or supplement the Prospectus or any notification of an intention to proceed for that purpose, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Registered Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes, (v) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registered Securities the representations and warranties of the Company contemplated by Section 3.1(i) cease to be true and correct and (vi) of the existence of any fact that results or may result in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading in light of the circumstances then existing.

     (b) The Company will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

     (c) The Company will afford the Representative(s) and the managing underwriters a reasonable opportunity, prior to its being filed with the SEC, to comment on any Registration Statement, any amendment thereto, or any amendment of or supplement to the Prospectus.

     (d) The Company will furnish to each selling holder and to the managing underwriter or agent, without charge, as many signed copies of the Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith, including documents incorporated by reference into the Prospectus, and signed copies of all consents and certificates of experts, as such selling holder or the managing underwriter or agent may reasonably request, and will furnish to the managing underwriter, for each other underwriter participating in an underwritten offering, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits).

                              Exhibit 4.43 Page 11

     (e) The Company will deliver to each selling holder and each underwriter or agent participating in such offering, without charge, as many copies of each preliminary prospectus as such selling holder or such underwriter or agent may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will deliver to each selling holder and each underwriter or agent participating in such offering, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as supplemented or amended) as such selling holder or such underwriter or agent may reasonably request.

     (f) The Company will comply with the Securities Act and the rules and regulations of the SEC thereunder, the Exchange Act and the rules and regulations of the SEC thereunder and any state securities laws or rules so as to permit the completion of the distribution of the Registered Securities in accordance with the intended method or methods of distribution contemplated in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registered Securities any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the selling holders, counsel for the underwriters or agents or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of any such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the rules and regulations of the SEC thereunder, the Company will promptly prepare and file with the SEC, subject to Section 3.1(c), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements and will promptly furnish each selling holder and underwriter or agent with a reasonable number of copies of such amendment or supplement.

     (g) The Company will use its best efforts, in cooperation with the selling holders or the underwriters or agents, as the case may be, to register or qualify the Registered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the selling holders or the managing underwriter or agents, as the case may be, may designate and to keep such registration or qualification in effect for so long as such Registration Statement remains effective; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Registered Securities have been qualified as above provided.

     (h) The Company will effect the listing of the Registered Securities covered by a Registration Statement on each national securities exchange on which similar securities issued by the Company are then listed and make all other necessary or appropriate filings with each such securities exchange.

                              Exhibit 4.43 Page 12

     (i) The Company shall make such representations and warranties to the selling holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten public offerings.

     (j) On the effective date of the Registration Statement or, in the case of an underwritten offering, on the date of delivery of the Registered Securities sold pursuant thereto, the Company shall cause to be delivered to the selling holders and the underwriters or agents, if any, opinions of counsel for the Company with respect to, among other things, the due incorporation and good standing of the Company; the qualification of the Company to transact business as a foreign corporation; the due authorization, execution and delivery of this Agreement; the due authorization, execution, authentication and issuance, and the validity and enforce ability, of the Warrants and/or the Eligible Common Stock, as the case may be; the absence of material legal or governmental proceedings involving the Company; the absence of a material breach by the Company of, or a material default under, agreements binding the Company; the absence of governmental approvals required to be obtained in connection with the registration, offering and sale of the Warrants and/or Eligible Common Stock, as the case may be; the compliance as to form of the Registration Statement and any documents incorporated by reference therein with the requirements of the Securities Act; the effectiveness of such Registration Statement under the Securities Act; and a statement that, as of the date of the opinion and of the Registration Statement or most recent post-effective amendment thereto, as the case may be, nothing has come to the attention of such counsel which causes them to believe that either the Registration Statement or the Prospectus included therein, as then amended or supplemented, or the documents incorporated by reference therein (in the case of such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion as to the financial statements and other financial data included therein or omitted therefrom).

     In the event that any broker-dealer registered under the Exchange Act shall be an "affiliate" (as defined in Rule 2720(b)(1) of the NASD Rules (or any successor provision thereto)) of the Company or has a "conflict of interest" (as defined in Rule 2720(b)(7) of the NASD Rules (or any successor provision thereto)) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Registrable Securities covered by the Shelf Registration Statement, whether as a holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the requirements of the NASD Rules, including, without limitation, by (A) engaging a "qualified independent underwriter" (as defined in Rule 2720(b)(15) of the NASD Rules (or any successor provision thereto)) to participate in the preparation of the registration statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and to recommend the public offering price of such Registrable Securities, (B) indemnifying such qualified independent underwriter to the extent of the indemnification of underwriters provided in
Section 5 hereof, and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the NASD Rules.

                              Exhibit 4.43 Page 13

     (k) Immediately prior to the effectiveness of the Registration Statement or, in the case of an underwritten offering, at the time of delivery of any Registered Securities sold pursuant thereto, the Company shall cause to be delivered to the selling holders and the underwriters or agents, if any, letters from the Company's independent public accountants stating that such accountants are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations of the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent public accountants delivered in connection with primary underwritten public offerings.

     (l) If the managing underwriter or agent so requests, the underwriting or agency agreement shall set forth in full the provisions hereof relating to covenants, registration expenses, lock-up agreements, indemnification and contribution contained in this Article 8, with such changes therein as may be agreed to by the managing underwriter or agent, the Company and the selling holders.

     (m) The Company shall deliver such documents and certificates as may be requested by any selling holder or the underwriters or agents, if any, to evidence compliance with Section 3.1(i) and with any customary conditions contained in the underwriting or agency agreement, if any.

     (n) The Company will make available for inspection by representatives of the selling holders and the underwriters or agents participating in such offering, any attorney or accountant retained by such selling holders or underwriters or agents and, with respect to any private placement of Warrants or Underlying Common Stock, upon notice to the Company, prospective purchasers, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter or agent, attorney or accountant in connection with the preparation of the Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by each such person (by, among other things, if so requested by the Company, entering into a confidentiality agreement in form and substance satisfactory to the Company) unless such records, information or documents become part of the public domain through no fault of such person or unless disclosure thereof is required by court or administrative order or the SEC (including the federal securities law). Without limitation of the foregoing, the Company will give the selling holders, their underwriters or agents and their respective counsel, accountants and other representatives and agents the opportunity to participate in the preparation of any prospectus or offering circular included therein or filed with the SEC, and, to review all information reasonably requested by each of them as shall be necessary or appropriate, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     (o) The Company will make generally available to its security holders as soon as practicable, but not later than forty-five (45) days after the close of the period covered thereby (or ninety (90) days if such period is a fiscal year), an earnings statement of the Company (in form complying with the provisions of Rule 158 under the rules and regulations of the SEC under the Securities Act), covering a period of twelve (12) months beginning after the effective date of the

                              Exhibit 4.43 Page 14

Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date.

     (p) The Company will enter into such customary agreements, including a customary underwriting or agency agreement with the underwriters or agents, if any, and take all other reasonable actions in connection with the offering in order to expedite or facilitate the disposition of the Registered Securities.

     (q) The Company will provide a transfer agent and registrar for all such Eligible Securities covered by such registration statement not later than the effective date of such registration statement.

     (r) The Company will provide a CUSIP number for all Eligible Securities being offered, not later than the effective date of the registration statement.

     (s) The Company will take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Eligible Securities.

     (t) The Company shall cooperate with the selling holders and the underwriters or agents participating in such offering to facilitate the timely preparation and delivery of certificates representing such Registered Shares to be sold, which certificates shall not bear any restrictive legends except as required by law or the Articles of Incorporation or the Company's By-laws; and, in the case of an underwritten offering, enable such Registered Shares to be in such denominations and registered in such names as the managing underwriter or underwriters may request in writing at least two business days prior to any sale of the Registered Shares to the underwriters or agents participating in such offering.

     Section 3.2.  Covenants of the Selling Holders.
                   ---------------------------------

     (a) Each selling holder shall use its best efforts to furnish to the Company such information regarding the distribution of such Registered Securities as is customarily requested from selling holders in underwritten public offerings to the extent necessary to permit the Company to comply with the Securities Act; provided, that the Company will not include in any Registration Statement, Prospectus or prospectus supplement information concerning or relating to any Holder or selling holder to which such Holder or selling holder shall reasonably object (unless the inclusion of such information is required by applicable law or the regulation of any securities exchange to which the Company may be subject), and the Company will not file any Registration Statement, Prospectus or amendment or supplement thereto to which such Holder or selling holder shall reasonably object; provided that, if such Holder or selling holder objected to a registration statement to be filed in connection with a Piggyback Registration, such Holder or selling holder may withdraw any or all of its Eligible Securities from such registration statement and the Company may file such registration statement.

     (b) Each selling holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(a)(vi), such selling holder will forthwith discontinue the disposition of its Registered Securities pursuant to the Registration

                              Exhibit 4.43 Page 15

Statement until such selling holder's receipt of the copies of a supplemented or amended Prospectus contemplated by Section 3.1(f), or until it is advised in writing by the Company that the use of such Prospectus may be resumed. If the Company shall give any such notice, the Company shall extend the period of time during which the Company is required to keep the Registration Statement effective and usable by the number of days during the period from the date of receipt of such notice to the date when each selling holder of Registered Securities covered by such Registration Statement either receives the copies of a supplemented or amended Prospectus contemplated by Section 3.1(f) or is advised in writing by the Company that the use of such Prospectus may be resumed.

     (c)  No  selling   holders,   as  such,  shall  be  required  to  make  any
representation or warranty as to the accuracy or completeness of the Registration Statement or otherwise relating to the offering (except solely as to written information furnished to the Company by such selling holder expressly for use in the Registration Statement).

     Section 3.3.  Registration Expenses.
                   ----------------------

     (a) The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement with respect to each registration pursuant to Section 2.1 or 2.2, including, without limitation:

     (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the selling holders or the underwriters or agents, as the case may be;

     (ii) the preparation, printing and distribution of any underwriting or agency agreement, agreement among underwriters, selling agreements, certificates representing the Registered Securities, any Blue Sky or legal investment survey and other documents relating to the performance of and compliance with this Agreement;

     (iii) the fees and disbursements of the Company's counsel, accountants and experts and the reasonable fees and disbursements of one counsel retained by the selling holders pursuant to Section 3.3(b);

     (iv) except as provided in Section 3.3(c), the fees and disbursements of the underwriters or agents customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any;

     (v) the qualification of the Registered Securities under applicable securities laws in accordance with Section 3.1(g) and any filing for review of the offering with the National Association of Securities Dealers, Inc., including filing fees and fees and disbursements of counsel for the selling holders and the underwriters or agents, as the case may be, in connection therewith, in connection with any Blue Sky or legal investment survey and in connection with any reserve share program;

                              Exhibit 4.43 Page 16

     (vi) all fees and expenses incurred in connection with the listing, if any, of any of the Registered Securities on any securities exchange pursuant to
Section 3.1(h); and

     (vii) up to a 5% underwriting discount or commission payable to the underwriters or agents in connection with the sale of the Registered Securities.

     (b) In connection with the filing of each Registration Statement, the Company will reimburse the selling holders for the reasonable fees and disbursements of one firm of legal counsel, which shall be chosen by the Initial Holder, or if the Initial Holder is not then a selling holder, the Representative(s) and shall be reasonably satisfactory to the Company.

     (c) Each selling holder will pay and bear all costs and expenses incident to the delivery of the Registered Securities to be sold by it, including any stock transfer taxes payable upon the sale of such Registered Securities to the purchaser thereof and, to the extent not paid pursuant to Section 3.3(a)(vii) above, any underwriting discounts or commissions payable to underwriters or agents in connection therewith.

     Section 3.4.  Indemnification and Contribution.
                   ---------------------------------

     (a) In connection with each registration pursuant to Section 2.1 or 2.2, the Company shall and hereby does indemnify and hold harmless each selling holder of Eligible Securities, each underwriter or agent participating in such offering, each person, if any, who controls any selling holder or any such underwriter or agent within the meaning of Section 15 of the Securities Act, and each officer, director, employee, agent, stockholder, member, partner or direct or indirect owner of any of the foregoing (all of the foregoing being referred to collectively as "Seller Parties" and individually as a "Seller Party"), as follows:

     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement of a material fact included in any preliminary or summary prospectus or the Prospectus (or any amendment or supplement thereto or any document incorporated therein by reference) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or alleged omission, if such settlement is effected with the written consent of the Company, which shall not be unreasonably withheld or delayed; and

                              Exhibit 4.43 Page 17

     (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by the Seller Parties), reasonably incurred in investigating, preparing, defending against or appealing any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that, with respect to any Seller Party, this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Seller Party, expressly for use in the Registration Statement (or any amendment thereto), or any preliminary or summary prospectus or the Prospectus (or any amendment or supplement thereto).

     (b) Each selling holder agrees severally, and not jointly or jointly and severally, to indemnify and hold harmless the Company, its directors, each of its officers who signed a Registration Statement, each underwriter or agent participating in such offering and the other selling holders, and each person, if any, who controls the Company, any such underwriter or agent and any other selling holder within the meaning of Section 15 of the Securities Act and each officer, director, employee, agent, stockholder, member, partner or direct or indirect owner of any of the foregoing, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 3.4(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary or summary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling holder expressly for use in the Registration Statement (or any amendment thereto), or any preliminary or summary prospectus or the Prospectus (or any amendment or supplement thereto); provided, however, that the liability of any selling holder under this Section 3.4(b) shall be limited to the amount of net proceeds received by such selling holder in the offering giving rise to such liability.

     (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve the indemnifying party from any liability it may have under this Agreement, except to the extent that the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability it may have had to any indemnified party otherwise than under this
Section 3.4. In case any action or proceeding is brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, unless in the reasonable judgment of the indemnified party a conflict may exist between the indemnifying party and the indemnified party in respect of such claim or proceeding, to assume the defense thereof, jointly with any other indemnifying party so notified, with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that

                              Exhibit 4.43 Page 18

     (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the claim within twenty (20) days after receiving notice from the indemnified party that the indemnified party believes it has failed to do so; or

     (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to the indemnified party which are not available to the indemnifying party; or

     (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any reasonable expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) If for any reason the forgoing indemnity is unavailable, or is insufficient to hold harmless, an indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from such offering of securities. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by subparagraph (c) above and the indemnifying party is materially prejudiced thereby, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this subparagraph (d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this subparagraph (d). The

                              Exhibit 4.43 Page 19
amount paid or payable in respect of any claim shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigation or defending any such claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act or the equivalent thereof under any applicable law) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresen tation. Notwithstanding anything in this subparagraph (d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this subparagraph (d) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made pursuant to this subparagraph (d).

     (e) Any indemnity and reimbursement agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract. The indemnity and contribution agreements contained in this Section 3.4 and the representations and warranties of the Company referred to in Section 3.1(i) shall remain operative and in full force and effect regardless of (i) any termination of any underwriting or agency agreement, (ii) any investigation made by or on behalf of the selling holders, the Company or any underwriter or agent or controlling person or (iii) the consummation of the sale or successive resales of the Registered Securities.

     (f) The indemnification and contribution required herein shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     Section 3.5. Rule 144. The Company covenants that it will continue to file on a timely basis the reports required to be filed by it under the Securities Act and the rules and regulations of the SEC thereunder and the Exchange Act and the rules and regulations of the SEC thereunder and it will take such further action as any Holder of Eligible Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Eligible Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time. Upon the request of any Holder of Eligible Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     Section 3.6. Participation in Underwritten Offerings. No Holder may participate in any underwritten offering hereunder unless:

     (a)  Such  Holder  (other  than the  Initial  Holder)  executes  a power of attorney appointing one or more (up to three (3)) attorneys (each, a "Representative") designated by the selling holders proposing to sell a majority of the Eligible Securities proposed to be sold by all selling holders. Each such Representative shall be authorized, on customary terms, to execute the underwriting agreement on behalf of each selling holder and to otherwise act for the selling holders in connection with the offering.

     (b) Such Holder (other than the Initial Holder) directly through its Representative, enters into an underwriting agreement with the Company, the other selling

                              Exhibit 4.43 Page 20
holders, any selling stockholders and the underwriters, which underwriting agreement shall comply with the provisions of this Article 8.

     (c) Such Holder executes all questionnaires and other documents required by theunderwriting agreement to be executed by such Holder.

     Section 3.7.  Lock-Up Agreements.
                   ------------------

     (a) Provided that the Company, within 10 Business Days after receiving a Registration Demand, has not given notice to the Holder making such Registration Demand to the effect that it is unable to provide a "lock-up" as described in this Section 8.7(a) because it intends to issue securities within the following 90 days, the Company agrees that it will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any share of Common Stock or securities convertible into or exchangeable or exercisable for any share of Common Stock, other than any (i) such sale or distribution of Common Stock upon exercise of Warrants in the case of any registration pursuant to Section 7.l and (ii) Excluded Securities (as defined below), for a period of ninety (90) days (or such shorter period as the managing underwriter of such registration shall determine) from the effective date of any Registration Statement pertaining to such Eligible Common Stock."Excluded Securities" shall mean (1) options or other securities issued to employees or directors of the Company, (2) securities issued in exchange for interests in real property, (3) shares issued in connection with the Company's DRIP, (4) securities issued upon conversion of convertible securities issued by the Company and (5) non-convertible preferred stock of the Company and non-convertible debt securities of the Company.

     (b) Each Holder of Eligible Common Stock whose Eligible Common Stock is covered by a Registration Statement filed pursuant to Sections 2.1 or 2.2 agrees that it will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any shares of Common Stock (other than the Eligible Common Stock covered by such Registration Statement) or any Warrants or other securities convertible into or exchangeable or exercisable for Common Stock, for a period of ninety (90) days (or such shorter period as the managing underwriter of such registration shall determine) days from the effective date of the Registration Statement pertaining to such Eligible Common Stock.

     (c) The lock-up agreements set forth in Sections 8.7(a) and 8.7(b) shall be subject to customary exceptions that may be contained in an underwriting agreement if any such registration involves an underwritten offering.

                                    ARTICLE 4

                                  MISCELLANEOUS

     Section 4.1. Notices. (a) Any notice, demand or delivery authorized by this Agreement shall be in writing and shall be sufficiently given or made when delivered or on the third

                              Exhibit 4.43 Page 21

Business Day following the date sent by first-class mail, postage prepaid, addressed to the Company or the Initial Holder as follows:

If to the Company:         Wellsford Real Properties, Inc.
                           535 Madison Avenue
                           26th Floor
                           New York, New York 10022
                           Attention: President

If to the Initial Holder:  W/W Group Holdings, L.L.C.
                           85 Broad Street
                           New York, New York 10036
                           Attention: Chief Financial Officer


or (iii) such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

     Section 4.2. APPLICABLE LAW. THIS AGREEMENT AND ALL RIGHTS ARISING HEREUNDER SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     Section 4.3. Persons Benefitting. This Agreement shall be binding upon and inure to the benefit of any Holders (each of whom is an intended third party beneficiary), the Company and their respective successors, assigns, beneficiaries, executors and administrators. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company and the Holders (and such successors, assigns, beneficiaries, executors and administrators), any right, remedy or claim under or by reason of this Agreement or any part hereof.

     Section 4.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

     Section 4.5. Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

     Section 4.6. Remedies. In the event of a breach by the Company or by a holder of Eligible Securities, of any of their obligations under this Agreement, each holder of Eligible Securities or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company and each holder of Eligible Securities agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                              Exhibit 4.43 Page 22

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                            WELLSFORD REAL PROPERTIES, INC.

                                            By:   /s/ Edward Lowenthal
                                                  --------------------
                                                  Name: Edward Lowenthal
                                                  Title:   President


                                            W/W GROUP HOLDINGS, L.L.C

                                            By:   /s/ Alan S. Kava
                                                  ----------------
                                                  Name: Alan S. Kava
                                                  Title: Vice President

                              Exhibit 4.43 Page 23